Exhibit 99.1

Oncotelic Issues Year End Message to Shareholders

– JV continues to advance to its IPO

- OT-101 immunotherapy expanding with at least 10 planned IIS clinical trials for 2023

- OT-101 commercialization effort expanding on multiple fronts

- Manufacturing and DAO capabilities being built with platform launched slated for 2023

AGOURA HILLS, Calif., Dec. 28, 2022 (GLOBE NEWSWIRE) – Oncotelic Therapeutics, Inc (OTCQB:OTLC) (“Oncotelic”, the “Company” or “We”), a clinical stage cancer and aging biotechnology company, today issued a letter to its shareholders from its Chief Executive Officer, Dr. Vuong Trieu.

To our Shareholders,

2022 was a defining year for Oncotelic as we entered into a JV agreement with Dragon Overseas Limited (“Dragon”) to form GMP Biosciences Limited (“GMP Bio”) to advance the development of OT-101 along multiple oncology indications through various pivotal internal studies and external investigator-initiated studies (“ISS”). Additionally, we are building out new platform technologies for manufacturing, and expansion into DAO/animal health. We are strategically positioned to execute on anticipated 2023 milestones and beyond.

The JV and our proprietary OT-101 platform has positioned us with two potential world firsts: a tumor environment modulator for treatment of cancer and a host targeted treatment for infectious diseases and aging. Throughout 2022, the lion’s share of our clinical efforts focused on the engagement of renowned investigators for OT-101 across multiple cancer types in combination with multiple marketed immunotherapies. At the same time, we are working together with multiple regulatory agencies, including the United States Food and Drug Administration (“FDA”), to initiate pivotal clinical trials in diffuse midline gliomas (“DMG”) and Pancreatic Cancer while building a solid IP wall around our assets.

OT-101 Immunotherapy Program. 10 planned ISS clinical trials and possibly more coming for 2023.

We have been actively engaging Key Opinion Leaders (KOLs) and Centers of Execellence. It is gratifying that responses been overwhelmingly positive resulting in at least 10 planned ISS clinical trials in 2023. M201- the MPM ISS trial with OT-101 combined with pembroluzimab is being pushed back with a possible FPI 2Q23 due to logistic and business reasons. At the same time, the lung and glioma programs are being prioritize and are moving rapidly beyond protocol stage.

Upcoming Milestones:

●	Initiation of IIS clinical trials for Non-Small Cell Lung Cancer (“NSCLC”), Pancreatic Cancer, Leptomeningeal Cancer, Melanoma, and Gliomas

OT-101 Pancreatic Cancer Phase 2/3 Clinical Trial. FPI in 2023

The P001 trial was an open-label, multicenter dose-escalation study to evaluate the safety and tolerability of OT-101in adult patients with advanced tumors known to overproduce TGF- β2, which are not or no longer amenable to established therapies. We recently presented at this year JCA-AACR Special Joint Conference and SITC Conference data showing that OT-101 has favorable OT-101 PK, safety, and efficacy characteristics. More than half of the OT-101 treated PC patients went into long term disease control (21 of 37 pts, 55%) allowing them to enter into subsequent chemotherapy which has an unexpected benefit of more than doubling their median OS, 9.3 vs. 2.6 mos, p<0.0001. OT-101 single agent activity is at minimum on par with the recently approved Onivyde + 5FU/LV.

Upcoming Milestones:

●	Regulatory approval and FPI for the global phase 2/3 pancreatic cancer trial

OT-101 Glioma Clinical Trials. FPI in 2023

The G004 trial was a multi-center, open label, active controlled, randomized trial for OT-101 in recurrent high-grade glioma. In G004, OT-101 exhibited remarkable single agent activity against recurrent/refractory high-grade glioma patients with more than a third of patients (26 of 77) receiving the intended 4-11 cycles of therapy achieving durable complete responses, partial responses, or prolonged stable disease and a median OS of 1280 days. We recently reported this year at the 12th AACR-JCA Joint Conference: Breakthroughs in Cancer Research— Translating Knowledge into Practice and SNO Conference data validating TGF-β2- the target of OT-101- against gliomas. Reduced TGF-β2 in Pediatric Brainstem Patients increased OS from 9 mos to 22 mos, N=95 pts, p<0.0001. Reduced TGF-β2 in Gliomas patients treated with TMZ increased OS from 25 mos to 94 mos, N=230 pts, p<0.0001. Reduced TGF-β2 in Gliomas patients treated with Radiation increased OS from 25 mos to 94 mos, N=293 pts, p<0.0001.

Upcoming Milestones:

●	Regulatory approval and FPI for G101: An Open-label Dose Escalation Study to Evaluate the Safety and Tolerability of Repeated Cycles of OT-101 in Pediatric Diffuse Midline Glioma (“DMG”) Patients, Administered Intraventricularly.
●	Regulatory approval and FPI for the global phase 2/3 glioma trial

OT-101 COVID-19. Long COVID observational trial to start in 2023

In 2021, we completed clinical trial for OT-101 in COVID-19 in Peru and Argentina. The results of the trial suggest that OT-101 is effective against high risk COVID-19 patients. In October, we were awarded funding from the Biomedical Advanced Research and Development Authority (“BARDA”) for the development of OT-101 for long COVID. The award was under the EZ-BAA funding program. We were awarded the maximum award under the EZ-BAA program. Additionally with the pandemic raging in China, we feel that this is an opportunity for us to leverage our clinical experience against the pandemic.

Upcoming Milestones:

●	Enrollment started for long COVID in 2023

DAO Platform: Minting of Token for Animal Health in 2023

Our subsidiary, Pet2DAO, is a DAO technology company developing new animal health products, leveraging on the strong governance of traditional corporation combined with the innovative DAO architecture. We look to engage stakeholders to preserve and build value through the DAO while maintaining the rigor of traditional corporation including governance, compliance, and accountability through a team of veterans in public companies with innovators in AI, blockchain and Web3.

Upcoming Milestones:

●	Launch of PET2DAO and minting of PDAO token and distribution to shareholders/stakeholders of record

Expanded Management Team and Strengthen Financial

We added significant core competencies within our management team with the additions of both a Chief Medical Officer and Chief Regulatory Officer rounding out the already strong team. As reported in our latest 10Q, we have reduced R&D cost greater than 95% while continuing expansion of our OT-101 clinical programs. We also have reduced G&A cost by more than 50%.

We enter 2023, inspired by all the opportunities and milestones ahead of us. On behalf of all of us at Oncotelic and GMP Bio, I want to thank our partners/investigators/KOLs and clinical trial volunteers for helping us advance our clinical and other efforts. We look forward to a year filled with health and safety for all and we will continue to keep all of our shareholders abreast of news and developments.

Sincerely,

Dr. Vuong Trieu
Chief Executive Officer

Oncotelic’s Cautionary Note on Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this communication regarding strategy, future operations, future financial position, prospects, plans and objectives of management are forward-looking statements. Words such as “may”, “expect”, “anticipate” “hope”, “vision”, “optimism”, “design”, “exciting”, “promising”, “will”, “conviction”, “estimate,” “intend,” “believe”, “quest for a cure of cancer”, “innovation-driven”, “paradigm-shift”, “high scientific merit”, “impact potential” and similar expressions are intended to identify forward-looking statements. Forward looking statements contained in this press release include, but are not limited to, statements about future plans related to the operations of the JV, taking the JV into an initial public offering or the success thereof, the progress, timing of clinical development, scope and success of future clinical trials, the reporting of clinical data for the company’s product candidates and the potential use of the company’s product candidates to treat various cancer indications as well as obtaining required regulatory approval to conduct clinical trials and upon granting of approval by the regulatory agencies, the successful marketing of the products; building and the success of our nanoparticle platform and the related success of launching the platform. Each of these forward-looking statements involves risks and uncertainties, and actual results may differ materially from these forward-looking statements or may not occur at all. Many factors may cause differences between current expectations and actual results, including unexpected safety or efficacy data observed during preclinical or clinical studies, clinical trial site activation or enrollment rates that are lower than expected, changes in expected or existing competition, changes in the regulatory environment, failure of collaborators to support or advance collaborations or product candidates and unexpected litigation or other disputes, taking the Company or its affiliates through initial public offerings. These risks are not exhaustive, the company faces known and unknown risks, including the risk factors described in the Company’s annual report on Form 10-K filed with the SEC on April 15, 2022 and in the company’s other periodic filings. Forward-looking statements are based on expectations and assumptions as of the date of this press release. Except as required by law, the company does not assume any obligation to update forward-looking statements contained herein to reflect any change in expectations, whether as a result of new information, future events, or otherwise.

Contact Information:

For Oncotelic Therapeutics, Inc.:

Investor Relations

ir@oncotelic.com